Exhibit 99.1

The following table sets forth the following unaudited information: (1) a reconciliation of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of H.B. Fuller Company and its subsidiaries (collectively, “H.B. Fuller”) for the twelve months ended September 2, 2017 (the “H.B. Fuller LTM Adjusted EBITDA”), (2) a reconciliation of adjusted EBITDA of Royal Holdings, Inc. and its subsidiaries (collectively, “Royal”) for the twelve months ended June 30, 2017 (the “Royal LTM Adjusted EBITDA”), and (3) a calculation of adjusted EBITDA of those businesses combined for the trailing twelve months period (the “Combined LTM Adjusted EBITDA”).

The Combined LTM Adjusted EBITDA has been calculated by simply adding together the H.B. Fuller LTM Adjusted EBITDA and the Royal LTM Adjusted EBITDA and then adding H.B. Fuller’s current estimate of run-rate cost synergies expected to be achieved in 2020. These cost synergies are not expected to be achieved immediately. The Combined LTM Adjusted EBITDA is not “pro forma” financial information prepared in accordance with generally accepted accounting principles (GAAP) or Regulation S-X of the Securities Act of 1933 and, except for the addition of such estimated future run-rate cost synergies, does not include any adjustments that would be required to reflect the anticipated combination of H.B. Fuller and Royal and related transactions or to adjust for any differences in accounting. H.B. Fuller Company intends to file pro forma financial information as and when required by the Securities Act of 1933, and such pro forma financial information will differ from the Combined LTM Adjusted EBITDA set forth below. The Combined LTM Adjusted EBITDA is for illustrative and informational purposes only and is not indicative of the results that actually would have occurred if the combination of H.B. Fuller and Royal and related transactions had occurred at the beginning of the relevant periods, nor should it be taken as representative of our future consolidated results of operations or financial condition.

All of the information set forth below is unaudited. In addition, the financial information set forth below for Royal has been provided by Royal’s management and remains subject to adjustment in connection with future audits. The figures presented for each of H.B. Fuller and Royal were derived by adding the figures from the most recently completed fiscal year and the subsequent interim period together and then subtracting the corresponding figure from the comparison interim period.

Combined Adjusted EBITDA
$MM, unless noted

H.B. Fuller
Sales	2,203
COGS	(1,599)
SG&A	(432)
Other Income	1
Depreciation	49
Amortization	31

H.B. Fuller - LTM EBITDA as of 9/2/2017	252

Acquisition Project Costs	10
TONSAN Call Option Agreement	(8)
Organizational Realignment	21
Other Items	7

H.B. Fuller - LTM Adjusted EBITDA as of 9/2/2017	282

Royal
Sales	636
COGS	(439)
SG&A	(122)
Depreciation	9
Amortization	36

Royal - LTM EBITDA as of 6/30/2017	119

Non-operating Items	9
Transaction Expenses	5
Management Fees	3
Debt Issuance Costs	2
Other Items	0

Royal - LTM Adjusted EBITDA as of 6/30/2017	138

Combined Adjusted EBITDA
H.B. Fuller - LTM Adjusted EBITDA as of 9/2/2017	282
Royal - LTM Adjusted EBITDA as of 6/30/2017	138
Run-rate Cost Synergies(1)	35

Combined LTM Adjusted EBITDA	455

(1)	Reflects H.B. Fuller’s current estimate of run-rate cost synergies expected to be achieved in 2020.

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Non-GAAP Measures

The information presented above regarding EBITDA does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of H.B. Fuller and Royal. The non-GAAP information provided may not be consistent with the methodologies used by other companies. This non-GAAP information is reconciled with the nearest non-GAAP metric in the table above.

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Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The document contains forward-looking statements, including statements relating to the acquisition of Royal (the “Royal Acquisition”) and expected synergies resulting from such acquisition. Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including (1) risks to consummation of the Royal Acquisition, including the risk that the Royal Acquisition will not be consummated within the expected time period or at all, the risk that conditions to the closing of the Royal Acquisition, including receipt of required regulatory approvals, may not be satisfied, and the risk that the Royal Acquisition may be terminated in circumstances requiring H.B. Fuller Company (the “Company”) to pay the $78.75 million termination fee; (2) the Royal Acquisition may involve unexpected costs, liabilities or delays; (3) the Company’s business or stock price may suffer as a result of uncertainty surrounding the Royal Acquisition; (4) the Company may be unable to secure the financing necessary for the Royal Acquisition on favorable terms, or at all; (5) the substantial amount of debt the Company would incur to finance Royal Acquisition, the Company’s ability to repay or refinance it or incur additional debt in the future, the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on its common stock, and the effect of restrictions to be contained in the Company’s debt agreements that limit the discretion of management in operating the business or ability to pay dividends; (6) the Company may be unable to achieve expected synergies and operating efficiencies from the Royal Acquisition within the expected time frames or at all; (7) the Company may be unable to successfully integrate Royal’s operations into its own, or such integration may be more difficult, time consuming or costly than expected; (8) following the Royal Acquisition, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (9) the outcome of any legal proceedings related to the Royal Acquisition; (10) the Company may be adversely affected by other economic, business, and/or competitive factors; (11) risks that the pending transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending transaction; and (12) the risks described from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 3, 2016, subsequent Quarterly Reports on Form 10-Q and in other of our filings with the SEC. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.